EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of American Realty Investors, Inc. (the “Company”), on Form 10-Q for the period ended June 30, 2004, as filed with Securities Exchange Commission on the date hereof (the “Report”), the undersigned principal executive and principal financial officers hereby certify, to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 16, 2004	/s/ J. C. Lowenberg, III
J. C. Lowenberg, III Executive Vice President and Chief Financial Officer (Principal Financial Officer and Acting Principal Executive Officer)

/s/ Scott T. Lewis
Scott T. Lewis Vice President and Chief Accounting Officer